Exhibit 99.1

Longeveron Inc. Announces Partial Exercise of Over-Allotment Option in Initial Public Offering

MIAMI, FLORIDA – March 15, 2021 -- Longeveron Inc. (NASDAQ:LGVN) (“Longeveron” or the “Company”), a clinical stage biotechnology company developing cellular therapies for chronic aging-related and life-threatening conditions, today announced that the underwriters of its previously completed initial public offering of Class A common stock have partially exercised their over-allotment option to purchase an additional 250,000 shares. The thirty-day over-allotment option was granted in connection with the Company’s initial public offering of 2,660,000 shares of Class A common stock at a public offering price of $10.00. After giving effect to the partial exercise of the over-allotment option, the total number of shares sold by Longeveron in the offering increased to 2,910,000 shares, resulting in aggregate gross proceeds of $29,100,000 prior to deducting underwriting discounts, commissions, and other offering expenses.

Kingswood Capital Markets, division of Benchmark Investments, Inc., acted as sole book-runner for the offering. Alexander Capital L.P. acted as co-manager.

Buchanan Ingersoll & Rooney PC acted as counsel to the Company. Nelson Mullins Riley & Scarborough LLP acted as counsel to the underwriters.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on February 11, 2021. A final prospectus relating to this offering was filed with the SEC. Copies of the final prospectus relating to this offering can be obtained at the SEC’s website at www.sec.gov or from Kingswood Capital Markets, division of Benchmark Investments Inc., 17 Battery Place, Suite 625, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing cellular therapies for specific aging-related and life-threatening conditions. The Company’s lead investigational product is the LOMECEL-B™ cell-based therapy product (“Lomecel-B”), which is derived from culture-expanded medicinal signaling cells (MSCs) that are sourced from bone marrow of young, healthy adult donors. Longeveron believes that by using the same cells that promote tissue repair, organ maintenance, and immune system function, it can develop safe and effective therapies for some of the most difficult disorders associated with the aging process and other medical disorders. Longeveron is currently sponsoring Phase 1 and 2 clinical trials in the following indications: Aging Frailty, Alzheimer’s disease, the Metabolic Syndrome, Acute Respiratory Distress Syndrome (ARDS), and hypoplastic left heart syndrome (HLHS). The Company’s mission is to advance Lomecel-B and other cell-based product candidates into pivotal Phase 3 trials, with the goal of achieving regulatory approvals, subsequent commercialization and broad use by the healthcare community. Additional information about the Company is available at www.longeveron.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, statements about the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials; the size of the market opportunity for our product candidates, the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; our ability to obtain and maintain regulatory approval of our product candidates, our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Crescendo Communications, LLC
Tel: (212) 671-1020
Email: lgvn@crescendo-ir.com